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                    [LETTERHEAD OF MORGENSTERN & ASSOCIATES]



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have included our report dated December 7, 1999 accompanying the balance sheet of SwapIt.com, Inc. contained in this Registration Statement, and we consent to the use of the aforementioned report in this Registration Statement and Prospectus, and to the use of our name as it appears under the captions "selected Financial Data" and "Experts".




MORGENSTERN & ASSOCIATES
Certified Public Accountants

December 17, 1999